Exhibit 10.2

Execution Version

EMPLOYEE MATTERS AGREEMENT

between

CHESAPEAKE ENERGY CORPORATION

and

CHESAPEAKE OILFIELD OPERATING, L.L.C.

dated as of

June 25, 2014

i

ii

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”) dated as of June 25, 2014 is by and between Chesapeake Energy Corporation., an Oklahoma corporation (“CHK”) and Chesapeake Oilfield Operating, L.L.C., an Oklahoma corporation (“COO”), which in connection with the spin-off will be converted into Seventy Seven Energy Inc., an Oklahoma corporation (“SSE”). CHK and SSE are sometimes referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in Article I hereof.

RECITALS

WHEREAS, COO is an indirect, wholly-owned subsidiary of CHK; and

WHEREAS, the Board of Directors of CHK has determined that it would be appropriate and in the best interests of CHK and its stockholders to effectuate the Distribution as described in the Master Separation Agreement between CHK and COO dated as of June 25, 2014 (the “Master Separation Agreement”); and

WHEREAS, the Master Separation Agreement provides, among other things, subject to the terms and conditions thereof, for the Distribution and for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of SSE and its subsidiaries from CHK; and

WHEREAS, in order to ensure an orderly transition under the Master Separation Agreement, it will be necessary for the Parties to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

(a) “Adjusted CHK Performance Share Unit” has the meaning set forth in Section 3.5(a).

(b) “Adjusted CHK RSA” has the meaning set forth in Section 3.2(b).

(c) “Adjusted CHK RSU” has the meaning set forth in Section 3.3(b).

(d) “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(e) “Agreement” means this Employee Matters Agreement together with all Schedules hereto and all amendments, modifications and changes hereto and thereto entered into in accordance with Section 9.10.

(f) “Ancillary Agreements” has the meaning set forth in the Master Separation Agreement.

(g) “CHK” has the meaning set forth in the preamble to this Agreement.

(h) “CHK Common Stock” means the common stock of CHK, par value $0.01 per share.

(i) “CHK Deferred Compensation Plan” means the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan.

(j) “CHK Director” means a member of the board of directors of CHK as of the day after the Distribution Date.

(k) “CHK Employee” means any individual who is employed by a member of the CHK Group on the Distribution Date and, only for purposes of Article III and any defined terms as used therein, as of the day after the Distribution Date.

(l) “CHK Entity” means any member of the CHK Group.

(m) “CHK 401(k) Plan” means the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan.

(n) “CHK 401(k) Plan Beneficiaries” has the meaning set forth in Section 5.1.

(o) “CHK FSA” has the meaning set forth in Section 6.3(b).

(p) “CHK Group” means, collectively, CHK and each CHK Subsidiary.

(q) “CHK Legacy Award Holder” means any holder of one or more CHK RSAs, CHK RSUs, CHK Options or performance-based equity awards under any of the CHK Legacy Equity Plans who will not be a CHK Employee or a SSE Employee (for purposes of Article III and any defined terms as used therein) and will not, as of the Distribution Date, be a CHK Director or SSE Director.

(r) “CHK Legacy Equity Plan” means any equity plan sponsored or maintained by CHK immediately prior to the Distribution Date, including each of those set forth on Schedule 1.1(r).

(s) “CHK Option” means an option to purchase shares of CHK Common Stock granted pursuant to any of the CHK Legacy Equity Plans.

(t) “CHK Performance Share Unit” means a performance-based unit issued under any of the CHK Legacy Equity Plans.

(u) “CHK RSA” means a restricted stock award issued under any of the CHK Legacy Equity Plans.

(v) “CHK RSU” means a restricted stock unit or deferred stock unit issued under any of the CHK Legacy Equity Plans that is not subject to performance conditions.

(w) “CHK Subsidiary” means any Subsidiary of CHK as of the Distribution Date; provided, however, that, unless otherwise expressly stated, no SSE Entity shall be considered a “CHK Subsidiary” for purposes of this Agreement.

(x) “CHK Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the CHK Group on the Distribution Date, including each of those set forth on Schedule 1.1(x).

(y) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Part 6 of Subtitle B of Title I of ERISA and at Code Section 4980B.

(z) “Code” means the Internal Revenue Code of 1986, as amended.

(aa) “Confidential Information” has the meaning set forth in the Master Separation Agreement.

(bb) “Distribution” has the meaning set forth in the Master Separation Agreement.

(cc) “Distribution Date” has the meaning set forth in the Master Separation Agreement.

(dd) “Distribution Ratio” means the number of shares of SSE Common Stock to be distributed for each share of CHK Common Stock.

(ee) “Employee” means any CHK Employee, Former CHK Employee, SSE Employee or Former SSE Employee.

(ff) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(gg) “FMLA” means the Family and Medical Leave Act, as amended.

(hh) “Former CHK Employee” has the meaning set forth in Section 2.2(b).

(ii) “Former SSE Employee” has the meaning set forth in Section 2.2(c).

(jj) “IRS” means the Internal Revenue Service.

(kk) “Master Separation Agreement” has the meaning set forth in the recitals to this Agreement.

(ll) “NYSE” means the New York Stock Exchange.

(mm) “Participating SSE Employers” has the meaning set forth in Section 6.1.

(nn) “Participation Period” has the meaning set forth in Section 6.3(b).

(oo) “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

(pp) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(qq) “Post-Distribution CHK Option” has the meaning set forth in Section 3.4(b).

(rr) “Post-Distribution CHK Share Price” means the volume-weighted average of the trading price on the NYSE of a share of CHK Common Stock on the three trading days beginning on the next trading day following the Distribution Date.

(ss) “Pre-Distribution CHK Share Price” means the volume-weighted average of the “regular way” trading price on the NYSE of a share of CHK Common Stock on the three trading days ending on the Distribution Date.

(tt) “Privacy Contract” means any contract entered into in connection with applicable privacy protection laws or regulations.

(uu) “Record Date” means 5:00 p.m. New York City time on June 19, 2014.

(vv) “Registration Statement Effectiveness Date” means the first date on which the registration statement on Form S-8 (or other appropriate form) contemplated by Section 9.7 shall be effective under the Securities Act of 1933.

(ww) “Replacement SSE Option” has the meaning set forth in Section 3.4(a).

(xx) “Replacement SSE RSA” has the meaning set forth in Section 3.2(a).

(yy) “Replacement SSE RSU” has the meaning set forth in Section 3.3(a).

(zz) “SSE” has the meaning set forth in the preamble to this Agreement.

(aaa) “SSE Common Stock” means the common stock of SSE, par value $0.01 per share.

(bbb) “SSE Deferred Compensation Plan” means a non-qualified deferred compensation plan adopted by SSE effective as of the Distribution Date.

(ccc) “SSE Director” means a member of the board of directors of SSE as of the day after the Distribution Date.

(ddd) “SSE Employee” means any individual who is employed by a member of the SSE Group on the Distribution Date and, only for purposes of Article III and any defined terms as used therein, as of the day after the Distribution Date.

(eee) “SSE Entity” means any member of the SSE Group (together with each current and former, direct or indirect, subsidiary of any such member (and of any such former subsidiary)).

(fff) “SSE Equity Plan” means the Seventy Seven Energy Inc. Incentive Plan adopted by SSE and approved by SSE’s sole stockholder prior to the Distribution under which the SSE equity-based awards described in Article III shall be issued.

(ggg) “SSE 401(k) Plan” means the Seventy Seven Energy Inc. Retirement and Savings Plan adopted by SSE prior to the Distribution.

(hhh) “SSE 401(k) Plan Beneficiaries” has the meaning set forth in Section 5.1.

(iii) “SSE FSA” has the meaning set forth in Section 6.3(b).

(jjj) “SSE Group” means, collectively, SSE and each SSE Subsidiary.

(kkk) “SSE Share Price” means the volume-weighted average of the trading price on the NYSE of a share of SSE Common Stock on the six trading days beginning three trading days prior the Distribution Date, based on the “when-issued” trading price, and ending on the second trading day after the Distribution Date, based on the “regular-way” trading price.

(lll) “SSE Subsidiary” means any Subsidiary of SSE as of the Distribution Date.

(mmm) “SSE Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the SSE Group on or after the Distribution Date, including each of those set forth on Schedule 1.1(mmm).

(nnn) “SSE Welfare Plan Participants” has the meaning set forth in Section 6.1.

(ooo) “Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its Subsidiaries, or by such specified Person and one or more of its Subsidiaries.

(ppp) “WARN” means the Worker Adjustment and Retraining Notification Act, and any applicable state or local law equivalent.

(qqq) “Welfare Plan” means a “welfare plan” as defined in ERISA Section 3(1) and also means a cafeteria plan under Code Section 125 and any benefits offered thereunder, including pre-tax premium conversion benefits, a dependent care assistance program, contribution funding toward a health savings account and flex or cashable credits.

Section 1.2 Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;”

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or;”

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;”

(h) all references to a specific time of day in this Agreement shall be based upon Central Standard Time or Central Daylight Savings Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless otherwise specified;

(j) accounting terms used herein shall have the meanings historically ascribed to them by CHK and its Subsidiaries, including SSE for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(k) reference to any Article, Section or Schedule means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(l) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(m) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(n) reference to any “law” (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(o) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(p) if there is any conflict between the provisions of the main body of this Agreement and the Schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(q) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;

(r) the titles to Articles and headings of Sections contained in this Agreement, in any Schedule and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(s) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE II

ASSIGNMENT OF EMPLOYEES

Section 2.1 Active Employees.

(a) SSE Employees. Except as otherwise set forth in this Agreement, effective as of the Distribution Date, the employment of the SSE Employees shall be continued by a member of the SSE Group. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation as may be necessary to reflect such assignments and transfers.

(b) CHK Employees. Except as otherwise set forth in this Agreement, effective as of the Distribution Date, the employment of the CHK Employees shall be continued by a member of the CHK Group. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation as may be necessary to reflect such assignments and transfers.

(c) At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the CHK Group or any member of the SSE Group to continue the employment of any employee for any period following the date of this Agreement or the Distribution or to change the employment status of any employee from “at will,” to the extent such employee is an “at will” employee under applicable law.

(d) Severance. The Distribution and the assignment, transfer or continuation of the employment of employees as contemplated by this Section 2.1 shall not be deemed a severance of employment of any employee for purposes of this Agreement and any plan, policy, practice or arrangement of any member of the CHK Group or any member of the SSE Group.

(e) Change of Control/Change in Control. Neither the completion of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control” or “change in control” for purposes of any plan, policy, practice or arrangement relating to directors, employees or consultants of any member of the CHK Group or any member of the SSE Group.

Section 2.2 Former Employees.

(a) General Principles. Except as otherwise provided in this Agreement, each former employee of any member of the CHK Group or any member of the SSE Group as of the Distribution Date will be considered a former employee of the CHK Group or the SSE Group based on his employer as of his last day of employment with any CHK Entity or SSE Entity.

(b) Former CHK Employees. For purposes of this Agreement, former employees of the CHK Group shall be deemed to include all employees who, as of their last day of employment, were employed by a CHK Entity and will not be either a SSE Employee or a CHK Employee (collectively, the “Former CHK Employees”).

(c) Former SSE Employees. For purposes of this Agreement, former employees of the SSE Group shall be deemed to include all employees who, as of their last day of employment, were employed by a SSE Entity and will not be either a SSE Employee or a CHK Employee (collectively, the “Former SSE Employees”).

Section 2.3 Employment Law Obligations.

(a) WARN Act. After the Distribution Date, (i) CHK shall be responsible for providing any necessary WARN notice (and meeting any similar state law notice requirements) with respect to any termination of any CHK Employee and (ii) SSE shall be responsible for providing any necessary WARN notice (and meeting any similar state law notice requirements) with respect to any termination of any SSE Employee.

(b) Compliance With Employment Laws. On and after the Distribution Date, (i) each member of the CHK Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of its CHK Employees and the treatment of any applicable Former CHK Employees in respect of their former employment, and (ii) each member of the SSE Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of its SSE Employees and the treatment of any applicable Former SSE Employees in respect of their former employment.

Section 2.4 Employee Records.

(a) Records Relating to CHK Employees and Former CHK Employees. All records and data in any form relating to CHK Employees and Former CHK Employees shall be the property of the CHK Group; provided, however that records and data pertaining to such an employee and relating to any period that such employee was (i) employed by any member of the SSE Group or (ii) covered under any employee benefit plan sponsored by any member of the SSE Group (to the extent that such records or data relate to such coverage) prior to the Distribution Date shall be shared with appropriate members of the SSE Group by the CHK Group to the extent such records are reasonably necessary for payroll or employee benefit plan purposes.

(b) Records Relating to SSE Employees and Former SSE Employees. All records and data in any form relating to SSE Employees and Former SSE Employees shall be the property of the SSE Group; provided, however that records and data pertaining to such an employee and relating to any period that such employee was (i) employed by any member of the CHK Group or (ii) covered under any employee benefit plan sponsored by any member of the CHK Group (to the extent that such records or data relate to such coverage) prior to the Distribution Date shall be shared with appropriate members of the CHK Group by the SSE Group to the extent such records are reasonably necessary for payroll or employee benefit plan purposes.

(c) Sharing of Records. The Parties shall use their respective commercially reasonable efforts to provide the other Parties, upon request, such employee-related records and information as necessary or appropriate to carry out their respective obligations under applicable law (including any relevant privacy protection laws or regulations in any applicable jurisdictions or Privacy Contract), this Agreement, any other Ancillary Agreement or the Master Separation Agreement, and for the purposes of administering their respective employee benefit plans and policies. All information and records regarding employment, personnel and employee benefit matters provided to the other Parties shall be accessed, retained, held, used, copied and transmitted in accordance with all applicable laws, policies and Privacy Contracts relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records by such receiving Parties.

(d) Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection laws or regulations or Privacy Contracts, access to such records, as described in this Section 2.4, after the Distribution Date will be provided to members of the CHK Group and members of the SSE Group in accordance with the Master Separation Agreement. In addition, notwithstanding anything to the contrary, CHK shall be provided reasonable access to those records necessary for their administration of any benefit plans, policies, arrangements or programs on behalf of CHK Employees and Former CHK Employees after the Distribution Date as permitted by any applicable privacy protection laws or regulations or Privacy Contracts. CHK shall also be permitted to retain copies of all restrictive covenant agreements with any SSE Employee or Former SSE Employee in which any member of the CHK Group has a valid business interest. In addition, SSE shall be provided reasonable access to those records necessary for their administration of any benefit plans, policies, arrangements or programs on behalf of SSE Employees and Former SSE Employees after the Distribution Date as permitted by any applicable privacy protection laws or regulations or Privacy Contracts. SSE shall also be permitted to retain copies of all restrictive covenant agreements with any CHK Employee or Former CHK Employee in which any member of the SSE Group has a valid business interest.

(e) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, CHK and SSE shall (and shall cause their respective Subsidiaries to) comply with all applicable laws, regulations, Privacy Contracts and internal policies, and shall indemnify and hold harmless each other from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable laws, regulations, Privacy Contracts and internal policies applicable to such information.

(f) No Access to Computer Systems or Files. Except as set forth in the Master Separation Agreement or any Ancillary Agreement, no provision of this Agreement shall give (i) any member of the CHK Group direct access to the computer systems or other files, records or databases of any member of the SSE Group or (ii) any member of the SSE Group direct access to the computer systems or other files, records or databases of any member of the CHK Group, unless specifically permitted by the owner of such systems, files, records or databases.

(g) Relation to Master Separation Agreement. The provisions of this Section 2.4 shall be in addition to, and not in derogation of, the provisions of the Master Separation Agreement governing Confidential Information, including Section 6.11 of the Master Separation Agreement.

(h) Confidentiality. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Master Separation Agreement and any other applicable agreement and applicable law.

(i) Cooperation. Each Party shall use commercially reasonable efforts to cooperate to share, retain and maintain data and records that are necessary or appropriate to further the purposes of this Section 2.4 and for each Party to administer its respective benefit plans, policies, arrangements or programs to the extent consistent with this Agreement and applicable law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 2.4. Except as provided under any Ancillary Agreement, no Party shall charge another Party a fee for such cooperation.

ARTICLE III

EQUITY AND INCENTIVE COMPENSATION PLANS

Section 3.1 General Principles.

(a) For the avoidance of doubt, the provisions of this Article III shall not apply unless the Distribution and approval by the appropriate administrators of the applicable plans takes place. CHK and SSE shall take any and all reasonable action as shall be necessary and appropriate to further the provisions of this Article III.

(b) Where an award granted under one of the CHK Legacy Equity Plans is replaced by an award under the SSE Equity Plan in accordance with the provisions of this Article III, such award generally shall be on terms which are in all material respects identical to the terms of the award which it replaces (including any requirements of continued employment) but subject to any necessary changes to take into account that (i) the award relates to SSE Common Stock, (ii) the SSE Equity Plan is administered by SSE, and (iii) if applicable, the grantee under the award is employed or affiliated with a new employer or plan sponsor.

(c) Following the Distribution, a grantee who has outstanding awards that are replaced with awards under the SSE Equity Plan (as described in Section 3.1(b) above) shall be considered to have been employed by the applicable plan sponsor before and after the Distribution for purposes of (1) vesting and (2) determining the date of termination of employment as it applies to any such replacement awards under the SSE Equity Plan. Following the Distribution, service as an employee with SSE will be deemed services to CHK with respect to CHK Performance Share Units held by SSE Employees immediately after the Distribution Date.

(d) No award described in this Article III, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable law, including federal securities laws and the adjustment, settlement, cancellation or exercisability is in a manner consistent with Section 409A of the Code or other applicable law. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable in accordance with the preceding sentence.

Section 3.2 Restricted Stock.

(a) Each unvested CHK RSA (that will not become vested as of the Distribution Date) under any of the CHK Legacy Equity Plans held by a SSE Employee as of the Distribution Date shall receive, effective as of the last to occur of the Distribution Date and the Registration Statement Effectiveness Date, a replacement award in substitution for each such CHK RSA (which shall be cancelled) for a number of shares of restricted SSE Common Stock under the SSE Equity Plan (each a “Replacement SSE RSA”) having a value (calculated using the SSE Share Price) equal to the value of the restricted CHK common stock subject to the CHK RSA (calculated using the Pre-Distribution CHK Share Price) and the value of the SSE Common

Stock dividend (calculated using the SSE Share Price). In each case the number of restricted shares of SSE common stock under the Replacement SSE RSA shall be equal to the result of ((X) multiplied by (Y)) divided by (Z), where “X” is equal to the Pre-Distribution CHK Share Price, “Y” is equal to (A) plus (B), where “A” is equal to the result of (i) the number of restricted shares of CHK Common Stock subject to the CHK RSA being cancelled and replaced pursuant to this Section 3.2(a), multiplied by (ii) the Distribution Ratio multiplied by (iii) the SSE Share Price, the product of (i)-(iii) is then divided by the Post-Distribution CHK Share Price and “B” is the number of restricted shares of CHK Common Stock subject to the CHK RSA being cancelled and replaced pursuant to this Section 3.2(a) and “Z” is the SSE Share Price, with the resulting number being rounded down to the nearest whole share. SSE (or one or more of the SSE Subsidiaries, as designated by SSE) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the Replacement SSE RSAs and (ii) responsible for remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such restricted shares. Except as provided in the foregoing provisions of this Section 3.2(a), each Replacement SSE RSA shall retain terms which are in all material respects identical (including with respect to vesting) to the terms of the original award of the corresponding CHK RSAs that was replaced by the Replacement SSE RSAs.

(b) Each unvested CHK RSA (that will not become vested as of the Distribution Date) under any of the CHK Legacy Equity Plans held by a CHK Employee or CHK Director as of the Distribution Date shall be adjusted, effective as of the last to occur of the Distribution Date and the Registration Statement Effectiveness Date, under one of the CHK Legacy Equity Plans (in lieu of receiving any SSE Common Stock with respect to such RSA) (each an “Adjusted CHK RSA”). In each case the number of restricted shares of CHK common stock under the Adjusted CHK RSAs shall be equal the result of (X) divided by (Y), where “X” is (i) the number of restricted shares of CHK Common Stock subject to the CHK RSA multiplied by (ii) the Distribution Ratio multiplied by (iii) the SSE Share Price and “Y” is equal to the Post-Distribution CHK Share Price, with the resulting number being rounded down to the nearest whole share. CHK (or one or more of the CHK Subsidiaries, as designated by CHK) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the Adjusted CHK RSAs and (ii) responsible for remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such restricted shares. Except as provided in the foregoing provisions of this Section 3.2(b), each Adjusted CHK RSA shall retain terms which are in all material respects identical (including with respect to vesting) to the terms of the original award of the corresponding CHK RSAs. Adjusted CHK RSAs are in addition to and not in lieu of the original award of the CHK RSAs.

Section 3.3 Restricted Stock Units.

(a) Each unvested CHK RSU (that will not become vested as of the Distribution Date) under any of the CHK Legacy Equity Plans held by a SSE Employee as of the Distribution Date shall receive, effective as of the last to occur of the Distribution Date and the Registration Statement Effectiveness Date, a replacement award in substitution for each such CHK RSU (which shall be cancelled) for a SSE RSU under the SSE Equity Plan (each a “Replacement SSE RSU”) having a value (calculated using the SSE Share Price) equal to the value of the CHK RSU (calculated using the Pre-Distribution CHK Share Price) and the value of the SSE Common

Stock dividend (calculated using the SSE Share Price). In each case the number of restricted stock units with respect to and payable in shares of SSE Common Stock or (if, but only if, provided for under the terms of the applicable CHK RSU) cash under the Replacement SSE RSU shall be equal to the result of ((X) multiplied by (Y)) divided by (Z), where “X” is equal to the Pre-Distribution CHK Share Price, “Y” is equal to (A) plus (B), where “A” is equal to the result of (i) the number of restricted shares of CHK Common Stock subject to the CHK RSU being cancelled and replaced pursuant to this Section 3.3(a), multiplied by (ii) the Distribution Ratio multiplied by (iii) the SSE Share Price, the product of (i)-(iii) is then divided by the Post-Distribution CHK Share Price and “B” is the number of restricted shares of CHK Common Stock subject to the CHK RSU being cancelled and replaced pursuant to this Section 3.3(a) and “Z” is the SSE Share Price, with the resulting number being rounded down to the nearest whole unit. SSE (or one or more of the SSE Subsidiaries, as designated by SSE) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the Replacement SSE RSUs and (ii) remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such restricted stock units. Except as provided in the foregoing provisions of this Section 3.3(a), each Replacement SSE RSU shall retain terms which are in all material respects identical (including with respect to vesting) to the terms of the original award of the corresponding CHK RSUs that was replaced by the Replacement SSE RSUs.

(b) Each unvested CHK RSU (that will not become vested as of the Distribution Date) under any of the CHK Legacy Equity Plans held by a CHK Employee or Director as of the Distribution Date shall be adjusted, effective as of the last to occur of the Distribution Date and the Registration Statement Effectiveness Date, under one of the CHK Legacy Equity Plans (in lieu of receiving any SSE Common Stock under the CHK RSU) (each an “Adjusted CHK RSU”). In each case the number of Adjusted CHK RSUs shall be equal to the result of (X) divided by (Y), where “X” is (i) the number of units subject to the CHK RSUs multiplied by (ii) the Distribution Ratio multiplied by (iii) the SSE Share Price and “Y” is equal to the Post-Distribution CHK Share Price, with the resulting number being rounded down to the nearest whole unit. CHK (or one or more of the CHK Subsidiaries, as designated by CHK) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the vesting of the Adjusted CHK RSUs or distribution of CHK Common Stock to CHK Employees and (ii) remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such restricted stock units. Except as provided in the foregoing provisions of this Section 3.3(b), each Adjusted CHK RSU shall retain terms which are in all material respects identical (including with respect to vesting) to the terms of the original award of corresponding CHK RSUs. Adjusted CHK RSUs are in addition to and not in lieu of the original award of the CHK RSUs.

Section 3.4 Stock Options.

(a) Each grantee under any of the CHK Legacy Equity Plans (i) who will be a SSE Employee and (ii) who holds as of the Distribution Date, one or more CHK Options, shall receive, effective as of the last to occur of the Distribution Date and the Registration Statement Effectiveness Date, as a replacement award in substitution for each such CHK Option (which shall be cancelled), an option to purchase a number of shares of SSE Common Stock under the SSE Equity Plan (each a “Replacement SSE Option”) having a value (calculated using the SSE

Share Price) equal to the value of the CHK Common Stock subject to the CHK Option (calculated using the Pre-Distribution CHK Share Price). The number of shares of SSE Common Stock subject to a Replacement SSE Option shall be equal to the product of (i) the number of shares of CHK Common Stock subject to a CHK Option as of the Distribution Date multiplied by (ii) a fraction, the numerator of which is the Pre-Distribution CHK Share Price and the denominator of which is the SSE Share Price, with the resulting number being rounded down to the nearest whole share. Each such Replacement SSE Option shall have the same comparative ratio of the exercise price to the SSE Share Price as the exercise price of each CHK Option to the Pre-Distribution CHK Share Price as provided under Code Section 424 and the applicable regulations thereunder. SSE shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the exercise of Replacement SSE Options issued in accordance with this Section 3.4(a) and (ii) remitting the appropriate tax or withholding amounts to the appropriate taxing authorities. Replacement SSE Options shall not be exercisable until the Registration Statement Effectiveness Date. Except as provided in the foregoing provisions of this Section 3.4(a), Replacement SSE Options granted under this Section 3.4(a) shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the CHK Options with respect to which they replace.

(b) Each grantee under any of the CHK Legacy Equity Plans (i) who is a CHK Legacy Award Holder, will be a CHK Employee or CHK Director and (ii) who will hold one or more CHK Options as of the Distribution Date, shall receive, effective as of the last to occur of the Distribution Date and the Registration Statement Effectiveness Date, in substitution for each such CHK Option (which shall be cancelled), an option to purchase shares of CHK Common Stock under one of the CHK Legacy Equity Plans (each a “Post-Distribution CHK Option”) having a value (calculated using the Post-Distribution CHK Share Price) equal to the value of the shares of CHK Common Stock subject to the CHK Option (calculated using the SSE Share Price). The number of shares of CHK Common Stock subject to a Post-Distribution CHK Option shall be equal to the product of (i) the number of shares of CHK Common Stock subject to a CHK Option as of the Distribution Date multiplied by (ii) a fraction, the numerator of which is the Pre-Distribution CHK Share Price and the denominator of which is the Post-Distribution CHK Share Price, with the resulting number being rounded down to the nearest whole share. Each such Post-Distribution CHK Option shall have the same comparative ratio of the exercise price to the Post-Distribution CHK Share Price as the exercise price of each CHK Option to the Pre-Distribution CHK Share Price as provided under Code Section 424 and the applicable regulations thereunder. CHK (or one or more of the CHK Subsidiaries, as designated by CHK) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the exercise of Post-Distribution CHK Options issued in accordance with this Section 3.4(b) and (ii) remitting the appropriate tax or withholding amounts to the appropriate taxing authorities. Except as provided in the foregoing provisions of this Section 3.4(b), Post-Distribution CHK Options shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the CHK Options with respect to which they are substituted.

Section 3.5 CHK Performance Share Units. Each unvested CHK Performance Share Unit (that will not become vested as of the Distribution Date) under any of the CHK Legacy Equity Plans as of the Distribution Date shall be adjusted, on the last to occur of the Distribution Date and the Registration Statement Effectiveness Date, under one of the CHK Legacy Equity

Plans (in lieu of receiving any SSE Common Stock under the CHK Performance Share Unit) (each an “Adjusted CHK Performance Share Unit”). In each case the target number of Adjusted CHK Performance Share Units is equal to the result of (X) divided by (Y), where “X” is (i) the number of target units subject to the Adjusted CHK Performance Share Units multiplied by (ii) the Distribution Ratio multiplied by (iii) the SSE Share Price and “Y” is equal to the Post-Distribution CHK Share Price, with the resulting number being rounded down to the nearest whole unit. CHK (or one or more of the CHK Subsidiaries, as designated by CHK) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the vesting of the Adjusted CHK Performance Share Units or distribution of CHK Common Stock and (ii) remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such restricted stock units. Except as provided in the foregoing provisions of this Section 3.5, Adjusted CHK Performance Share Units shall retain terms which are in all material respects identical (including with respect to vesting) to the terms of the original award of CHK Performance Share Units. Adjusted CHK Performance Share Units are in addition to and not in lieu of the original award of the CHK Performance Share Units.

Section 3.6 Section 16(b) of the Exchange Act; Code Sections 162(m) and 409A.

(a) By approving the adoption of this Agreement, the respective boards of directors of CHK and SSE intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b–3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and executive officers of each of CHK and SSE, and the respective boards of directors of CHK and SSE also intend to expressly approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable tax withholding requirements) to the extent such method is permitted under the applicable equity incentive plan and award agreement.

(b) Notwithstanding anything in this Agreement to the contrary, CHK and SSE agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of any annual incentive or long–term incentive award, or other compensation is not limited by reason of Code Section 162(m), and (ii) the treatment of such annual incentive or long–term incentive award, or other compensation does not cause the imposition of a tax under Code Section 409A.

Section 3.7 Certain Bonus Payments. SSE shall assume responsibility for the grant of 2014 bonuses and liability for payment of bonuses for all SSE Employees earned under the CHK annual bonus plan, including any transition bonuses for SSE Employees. The 2014 annual incentive plan bonus opportunity of Jerry L. Winchester under the CHK annual bonus plan shall be cancelled, and SSE or a member of the SSE Group shall be responsible for payment of the 2014 annual bonus to such individual under a plan or arrangement maintained by SSE or a member of the SSE Group.

ARTICLE IV

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 4.1 General Principles.

(a) Each member of the CHK Group and each member of the SSE Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the CHK 401(k) Plan, CHK Deferred Compensation Plan and CHK Welfare Plans by all SSE Employees and Former SSE Employees shall terminate in connection with the Distribution effective as of 11:59 p.m. on the Distribution Date, and each member of the SSE Group shall cease to be a participating employer under the terms of such CHK 401(k) Plan, CHK Deferred Compensation Plan and CHK Welfare Plans as of such time. Except as otherwise provided in this Agreement, one or more members of the SSE Group (as designated by SSE) shall continue to be responsible for or assume, effective as of the Distribution Date, all employee benefits liabilities for SSE Employees and Former SSE Employees, and the assets relating to such employee benefits for SSE Employees and Former SSE Employees shall be transferred to or continue to be held by one or more members of the SSE Group (as designated by SSE); and one or more members of the CHK Group (as designated by CHK) shall continue to be responsible for or assume all employee benefits liabilities for CHK Employees and Former CHK Employees and the assets relating to such employee benefits for CHK Employees and Former CHK Employees shall be transferred to or continue to be held by one or more members of the CHK Group (as designated by CHK).

(b) Except as otherwise provided in this Agreement, effective as of the day after the Distribution Date, one or more members of the SSE Group (as determined by SSE) shall assume or continue the sponsorship of, and no member of the CHK Group shall have any further liability for or under, the following agreements, obligations and liabilities, and SSE shall indemnify each member of the CHK Group, and the officers, directors, and employees of each member of the CHK Group, and hold them harmless with respect to such agreements, obligations or liabilities:

(i) any and all individual agreements entered into between any member of the CHK Group and any SSE Employee or Former SSE Employee;

(ii) any and all agreements entered into between any member of the CHK Group and any individual who is an independent contractor providing services primarily for the business activities of the SSE Group;

(iii) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions and bonuses payable to any SSE Employees or Former SSE Employees after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions and bonuses are or may have been earned;

(iv) any and all moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any SSE Employees or Former SSE Employees, whether or not accrued as of the Distribution Date (other than such expenses and obligations incurred by CHK on or prior to the Distribution Date as a result of which there is an existing liability as of the Distribution Date);

(v) any and all immigration-related, visa, work application or similar rights, obligations and liabilities related to any SSE Employees or Former SSE Employees; and

(vi) any and all liabilities and obligations whatsoever with respect to claims made by or with respect to any SSE Employees or Former SSE Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the CHK Group pursuant to this Agreement, including such liabilities relating to actions or omissions of or by any member of the SSE Group or any officer, director, employee or agent thereof on or prior to the Distribution Date.

(c) Except as otherwise provided in this Agreement, effective as of the day after the Distribution Date, no member of the SSE Group shall have any further liability for, and CHK shall indemnify each member of the SSE Group, and the officers, directors, and employees of each member of the SSE Group, and hold them harmless with respect to any and all liabilities and obligations whatsoever with respect to, claims made by or with respect to any CHK Employees or Former CHK Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the SSE Group pursuant to this Agreement, including such liabilities relating to actions or omissions of or by any member of the CHK Group or any officer, director, employee or agent thereof on or prior to the Distribution Date.

(d) This Agreement is not intended and shall not create any third party rights or provide any SSE Employee, Former SSE Employee, CHK Employee or Former CHK Employee (or any beneficiary or dependent thereof) with any rights to any specific benefits or, in the case of active employees, continued employment.

Section 4.2 Sponsorship and/or Establishment of SSE Plans. Except as otherwise provided in this Agreement, sponsorship of benefit plans that cover solely SSE Employees, and to the extent applicable, Former SSE Employees shall become effective on or before the Distribution Date by the member of the SSE Group as identified in this Agreement, and to the extent necessary to achieve such sponsorship, each member of the CHK Group and each member of the SSE Group shall take appropriate action, including transfer of sponsorship of each such plan.

Section 4.3 Service Credit.

(a) Service for Eligibility and Vesting Purposes. Except as otherwise provided in any other provision of this Agreement, for purposes of eligibility and vesting under the SSE 401(k) Plan and SSE Welfare Plans, SSE shall, and shall cause each member of the SSE Group to, credit each SSE Employee and Former SSE Employee with service for any period of employment with any member of the CHK Group on or prior to the Distribution Date to the same extent such service would be credited for the same purpose if it had been performed for a member of the SSE Group.

(b) Service for Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, (i) for purposes of benefit levels and accruals and benefit commencement entitlements under the SSE 401(k) Plan and SSE Welfare Plans, SSE shall, and shall cause each member of the SSE Group to, credit each SSE Employee and Former SSE Employee with service for any period of employment with any member of the CHK Group on or prior to the Distribution Date to the same extent that such service is taken into account for the same purpose pursuant to the terms of the CHK 401(k) Plan and CHK Welfare Plans.

(c) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party information relating to and confirming service for purposes of seniority (or seniority date) and service date for such Employees for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

Section 4.4 Plan Administration.

(a) Transition Services. The Parties acknowledge that the CHK Group may provide administrative services for certain of the SSE Group’s benefit programs for a transitional period under the terms of an applicable transition services agreement. The Parties agree to enter into a business associate agreement (if required by applicable health information privacy laws) in connection with such transition services agreement.

(b) Administration. SSE shall use commercially reasonable efforts to, and shall cause each member of the SSE Group to use commercially reasonable efforts to, administer its benefit plans in a manner that does not jeopardize the tax-favored status of the tax-favored benefit plans maintained by any member of the CHK Group. CHK shall use commercially reasonable efforts to, and shall cause each member of the CHK Group to use commercially reasonable efforts to, administer its benefit plans in a manner that does not jeopardize the tax-favored status of the tax-favored benefit plans maintained by any member of the SSE Group.

(c) Participant Elections and Beneficiary Designations. All participant elections and beneficiary designations made under any plan sponsored by a member of the CHK Group prior to the effective date as of which assets or liabilities relating to that plan are transferred or allocated to a member of the SSE Group shall continue in effect under any plan maintained by any member of the SSE Group to which liabilities are transferred or allocated pursuant to this Agreement until such time as any applicable participant changes his elections or beneficiary designations in accordance with the procedures of the relevant plan, as the case may be, including deferral, investment, and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders.

ARTICLE V

THRIFT PLANS

Section 5.1 General Principles. Effective on or before the Distribution Date, Seventy Seven Operating, LLC (or another member of the SSE Group) shall establish and adopt a qualified employee cash or deferred arrangement under Code Section 401(k) (the “SSE 401(k) Plan”) intended to be qualified under Code Section 401(a) and containing provisions that will provide, among other things, benefits for each SSE Employee and Former SSE Employee who was a participant (or former participant with a remaining account balance) in the CHK 401(k) Plan as of the Distribution Date (and each beneficiary and alternate payee of such person) (the “SSE 401(k) Plan Beneficiaries”) substantially the same in all material respects provided that no reduction in accrued benefits results (except as provided in this Article VI) to those in effect for the SSE 401(k) Plan Beneficiaries under the CHK 401(k) Plan as of the date of transfer of assets and liabilities with respect to such plan (as described below). Each SSE Employee who was an active participant in the CHK 401(k) Plan on the Distribution Date shall participate in the SSE 401(k) Plan effective from and after the Distribution Date. SSE Employees and Former SSE Employees shall not make or receive additional contributions under the CHK 401(k) Plan after the Distribution Date. A CHK Employee or Former CHK Employee shall not participate in the SSE 401(k) Plan.

Section 5.2 Transfer of Accounts. On or as soon as practicable after the Distribution Date, CHK shall cause to be transferred from the trust under the CHK 401(k) Plan to the trust under the SSE 401(k) Plan the aggregate amount that was credited to the accounts of the SSE 401(k) Plan Beneficiaries as of such transfer date. The transfer shall, to the extent reasonably possible, be an in-kind transfer, subject to the reasonable consent of the trustee of the SSE 401(k) Plan trust and shall include the transfer of the aggregate assets held in the accounts relating to each SSE 401(k) Plan Beneficiary under the CHK 401(k) Plan and any participant loan notes held under such plans.

Section 5.3 Non-qualified Deferred Compensation Plan.

(a) Deferred Compensation Plan. As of the Distribution Date, SSE shall establish the SSE Deferred Compensation Plan as mirror plan of the CHK Deferred Compensation Plan. The liabilities attributable to SSE Employees and Former SSE Employees in the CHK Deferred Compensation Plan shall be assumed by a member of the SSE Group which sponsors the SSE Deferred Compensation Plan, effective as of the Distribution Date. Each member of the SSE Group shall cease to be a participating employer in the CHK Deferred Compensation Plan, and the SSE Employees and the Former SSE Employees shall no longer participate in the CHK Deferred Compensation Plan effective as of the Distribution Date.

(b) Transfer of Assets. On or as soon as practicable after the Distribution Date, CHK shall cause to be transferred from the trust under the CHK Deferred Compensation Plan to a trust under the SSE Deferred Compensation Plan the aggregate amount that was credited to the accounts of the SSE Employees and Former SSE Employees under the CHK Deferred Compensation Plan (or accrued with respect to such persons) for periods prior to the transfer date. The transfer shall, to the extent reasonably possible, be an in-kind transfer, subject to the reasonable consent of the trustee of the SSE Deferred Compensation Plan trust and shall include the transfer of the aggregate assets held in the accounts relating to each SSE Employee and Former SSE Employees (or accrued with respect to such persons) under the CHK Deferred Compensation Plan.

(c) Liability and Responsibility. SSE shall have sole responsibility for the administration of the SSE Deferred Compensation Plan and the payment of benefits thereunder to or on behalf of SSE Employees and Former SSE Employees, and no member of the CHK Group shall have any liability or responsibility therefor. CHK shall have sole responsibility for the administration of the CHK Deferred Compensation Plan and the payment of benefits thereunder to or on behalf of CHK Employees and Former CHK Employees, and no member of the SSE Group shall have any liability or responsibility therefor.

Section 5.4 Third-Party Vendors. Except as provided below, to the extent the CHK 401(k) Plan and/or the CHK Deferred Compensation Plan is administered by a third-party vendor, CHK and SSE will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for SSE and to maintain any pricing discounts or other preferential terms for both CHK and SSE for a reasonable term with respect to such vendors. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party with respect to any third-party vendors. Each Party shall be responsible for any additional charges or administrative fees that such Party may incur pursuant to this Section 5.4.

ARTICLE VI

WELFARE PLANS

Section 6.1 Establishment of SSE Welfare Plans. Except as provided below, the members of the SSE Group who had previously adopted a CHK Welfare Plan and were participating employers therein on the Distribution Date (“Participating SSE Employers”) shall on or before 11:59 p.m. on that date, withdraw from such participation, and, effective on or after the Distribution Date, Seventy Seven Operating, LLC and/or the Participating SSE Employers (with Seventy Seven Operating, LLC included in the definition of Participating SSE Employers for purposes of this Article VI) shall assume sponsorship, under newly established welfare plans, of the coverage and benefits which were offered under such plans to the SSE Employees and the Former SSE Employees (and their eligible spouses and dependents as the case may be) of the Participating SSE Employers (collectively, the “SSE Welfare Plan Participants”). The appropriate SSE Entity shall ensure that such coverage and benefits are provided to the SSE Welfare Plan Participants on an uninterrupted basis. Except as provided below, effective as soon as possible after the Distribution Date, liabilities relating to the SSE Welfare Plan Participants shall be spun off from each CHK Welfare Plan and allocated to the corresponding new SSE Welfare Plan.

As a result of withdrawal from participation in the CHK Welfare Plans by the Participating SSE Employers, the SSE Welfare Plan Participants ceased to be eligible for coverage as an active employee under the CHK Welfare Plans at 11:59 p.m. on the Distribution Date. SSE Welfare Plan Participants shall not participate in any CHK Welfare Plans after the effective date of the SSE Welfare Plans.

Section 6.2 Transitional Matters Under SSE Welfare Plans.

(a) Treatment of Claims Incurred.

(i) Self-Insured Benefits. SSE has assumed and is responsible for the funding of payment for any unpaid covered claim and eligible expense incurred by any SSE Welfare Plan Participant prior to the Distribution Date under a CHK Welfare Plan that is not described in Section 6.2(a)(ii) below, to the extent such participant has coverage under such plan as, or through, an employee or former employee of a Participating SSE Employer on the date such claim or expense is incurred. No member of the CHK Group shall be responsible for any liability with respect to any such claims or expenses.

(ii) Insured Benefits. With respect to benefits that, on or prior to the Distribution Date, were provided for under the CHK Welfare Plans through the purchase of insurance, CHK shall cause the CHK Welfare Plans to fully perform, pay and discharge all claims of SSE Welfare Plan Participants that were incurred prior to the Distribution Date.

(iii) Claims Incurred. For purposes of this Section 6.2(a), a claim or liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or liability; (C) with respect to long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier, giving rise to such claim or liability; and (D) with respect to a period of continuous hospitalization, upon the date of admission to the hospital, unless otherwise provided under the terms of the applicable CHK Welfare Plan.

(b) Credit for Deductibles and Other Limits. With respect to each SSE Welfare Plan Participant, the SSE Welfare Plans will give credit in plan year 2014 for any amount paid, number of services obtained or visits provided under the comparable type CHK Welfare Plan by such SSE Welfare Plan Participant in plan year 2014 toward deductibles, number of services or visits, or other similar permissible limitations to the extent such amounts are taken into account under the comparable type CHK Welfare Plan.

(c) COBRA. Effective as of the Distribution Date, SSE shall be responsible for COBRA with respect to all SSE Employees and Former SSE Employees. As of the effective date of the SSE Welfare Plan, SSE will satisfy all requirements under COBRA with respect to all SSE Employees under the SSE Welfare Plan.

Section 6.3 Continuity of Benefits, Benefit Elections and Beneficiary Designations.

(a) Benefit Elections and Designations. As of the Distribution Date (or such other date provided for under Section 6.3(b)), SSE shall cause the SSE Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each SSE Welfare Plan Participant under, or with respect to, the corresponding CHK Welfare Plan for plan year 2014.

(b) Additional Details Regarding Flexible Spending Accounts. Effective as of the Distribution Date, a Participating SSE Employer will establish under the SSE Welfare Plan a health care flexible spending account and/or dependent care flexible spending account (each a “SSE FSA”) for each SSE Welfare Plan Participant that has a health care flexible spending account and/or dependent care flexible spending account under the CHK Welfare Plan (each a “CHK FSA”) immediately prior to the Distribution Date. All activity under a SSE Welfare Plan Participant’s CHK FSA (that is, both contributions to and expenses paid from each account) for plan year 2014 through the Distribution Date shall be treated as activity under the corresponding SSE FSA, such that the SSE Welfare Plan Participant’s account balance in his SSE FSA on the Distribution Date will be equal to such participant’s CHK FSA balance immediately prior to the Distribution Date. A SSE Welfare Plan Participant’s CHK FSA salary reduction election will apply with respect to his SSE FSA for the portion of plan year 2014 beginning on the Distribution Date and ending on December 31, 2014 (the “Participation Period”). A SSE Welfare Plan Participant will continue to have access to his CHK FSA in accordance with its terms and conditions. Thus, the Parties agree that (i) all qualifying expenses incurred by a SSE Welfare Plan Participant during a Participation Period will be reimbursed under the SSE Welfare Plan Participant’s SSE FSA and (ii) all qualifying expenses incurred by the SSE Welfare Plan Participant for plan year 2014 prior to the Participation Period will be reimbursed under the SSE Welfare Plan Participant’s CHK FSA (in both cases in accordance with the applicable account’s terms and conditions and to the extent credits are available). Following the Distribution Date, with respect to the portion of plan year 2014 prior to the Participation Period, the Parties will determine and agree on the aggregate amount of SSE Welfare Plan Participants’ contributions to the CHK FSA (“Aggregate FSA Contribution Amount”) and the aggregate amount of SSE Welfare Plan Participants’ expenses incurred and reimbursed from the CHK FSA (“Aggregate FSA Expense Amount”). If the Aggregate FSA Expense Amount exceeds the Aggregate FSA Contribution Amount, SSE shall reimburse CHK for the total amount of the excess no later than 60 days after the Distribution Date; if the Aggregate FSA Contribution Amount exceeds the Aggregate FSA Expense Amount, CHK shall reimburse SSE for the total amount of the excess no later than 60 days after the Distribution Date. (For the avoidance of doubt, if the Aggregate FSA Contribution Amount exceeds the Aggregate FSA Expense Amount by $25,000, SSE will reimburse CHK $25,000 no later than 60 days after the Distribution Date.) After March 31, 2015, the Parties will determine and agree on the total amount of the reimbursements made to SSE Welfare Plan Participants from their CHK FSAs for qualifying expenses incurred prior to the Distribution Date and SSE will reimburse CHK for such amount as soon as reasonably practicable following March 31, 2015, but in no event later than April 30, 2015.

(c) Employer Non-elective Contributions. As of the Distribution Date, SSE shall cause any SSE Welfare Plan that constitutes a cafeteria plan under Section 125 of the Code to recognize and give effect to all non-elective employer contributions payable and paid toward coverage of a SSE Welfare Plan Participant under the corresponding CHK Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable cafeteria plan year.

Section 6.4 Insurance Contracts. To the extent any CHK Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, CHK and SSE will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for SSE (except to the extent changes are required under applicable state insurance laws) and to maintain any pricing discounts or other preferential terms for both CHK and SSE for a reasonable term under such contracts. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party under any insurance contracts. Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 6.4.

Section 6.5 Third-Party Vendors. Except as provided below, to the extent any CHK Welfare Plan is administered by a third-party vendor, CHK and SSE will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for SSE and to maintain any pricing discounts or other preferential terms for both CHK and SSE for a reasonable term with respect to such vendors. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party with respect to any third-party vendors. Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 6.5.

ARTICLE VII

WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Effective as of the Distribution Date, SSE shall have (and, to the extent it has not previously had such obligations, assume) the obligations for all claims and liabilities relating to workers’ compensation and unemployment compensation benefits for all SSE Employees and Former SSE Employees. SSE shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.

ARTICLE VIII

EMPLOYMENT AGREEMENTS, SEVERANCE AND OTHER MATTERS

Section 8.1 Employment Agreements. Effective as of the Distribution Date, SSE hereby assumes CHK’s rights and obligations arising under the employment agreements described in Schedule 8.1(a) and agrees to honor the terms and conditions of those agreements applicable to SSE as a successor under the terms of such agreements. The terms of the employment agreements shall in all other respects be unaffected. The Parties agree that the SSE Employees who are covered by employment agreements described above are express beneficiaries of this Section 8.1(a).

Section 8.2 Severance.

(a) Except as otherwise provided in this Agreement, immediately following the Distribution, CHK shall have no liability or obligation under any CHK severance plan or policy with respect to SSE Employees or Former SSE Employees.

(b) Except as otherwise provided in this Agreement, effective after the Distribution Date, SSE shall assume and shall be responsible for administering all payments and benefits under the applicable CHK severance policies or any termination agreements with Former SSE Employees whose employment terminated prior to the Distribution Date for an eligible reason under such policies or in accordance with such agreements.

Section 8.3 Accrued Time Off. SSE shall recognize and assume all liability for all vacation, holiday, sick leave, flex days, personal days and paid-time off with respect to SSE Employees, and SSE shall credit each SSE Employee with such accrual.

Section 8.4 Leaves of Absence. SSE will continue to apply leave of absence policies applicable to inactive SSE Employees who are on an approved leave of absence as of the Distribution Date that are substantially similar in all material respects to those that were applied by CHK prior to the Distribution Date. Leaves of absence taken by SSE Employees prior to the Distribution Date shall be deemed to have been taken as employees of a member of the SSE Group.

Section 8.5 Restrictive Covenants in Employment and Other Agreements.

(a) To the fullest extent permitted by the agreements described in this Section 8.5(a) and applicable law, CHK shall assign, or cause any member of the CHK Group to assign, to SSE or a member of the SSE Group, as designated by SSE, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the CHK Group and a SSE Employee or Former SSE Employee, with such assignment effective as of the Distribution Date. To the extent that assignment of such agreements is not permitted, effective as of the Distribution Date, each member of the SSE Group shall be considered to be a successor to each member of the CHK Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the CHK Group and a SSE Employee or Former SSE Employee whom SSE reasonably determines have substantial knowledge of the business activities of the SSE Group, such that each member of the SSE Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the SSE Group; provided, however, that in no event shall CHK be permitted to enforce such restrictive covenant agreements against SSE Employees or Former SSE Employees for action taken in their capacity as employees of a member of the SSE Group.

(b) To the fullest extent permitted by the agreements described in this Section 8.7(b) and applicable law, SSE shall assign, or cause any member of the SSE Group to assign, to CHK or a member of the CHK Group, as designated by CHK, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the SSE Group and a CHK Employee or Former CHK Employee, with such assignment effective as of the Distribution Date. To the extent that assignment of such agreements is not permitted, effective as of the Distribution Date, each member of the CHK Group shall be considered to be a successor to each member of the SSE Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the SSE Group and a CHK Employee or Former

CHK Employee whom CHK reasonably determines have substantial knowledge of the business activities of the CHK Group, such that CHK and each member of the CHK Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the CHK Group; provided, however, that in no event shall SSE be permitted to enforce such restrictive covenant agreements against CHK Employees or Former CHK Employees for action taken in their capacity as employees of a member of the CHK Group.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Preservation of Rights to Amend. The rights of each member of the CHK Group and each member of the SSE Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.2 Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth in the Master Separation Agreement.

Section 9.3 Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, on and after the Distribution Date, SSE shall assume, and be solely liable for, the handling, administration, investigation and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims asserted at any time against CHK or any member of the CHK Group by any SSE Employee or Former SSE Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant or otherwise) to or with respect to the business activities of any member of the SSE Group, whether or not such employment or services were performed before or after the Distribution. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both CHK Employees (or Former CHK Employees) and SSE Employees (or Former SSE Employees) and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Master Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 9.3.

Section 9.4 Reimbursement and Indemnification. CHK and SSE each agree to reimburse the other Party, within 60 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective CHK and SSE Welfare Plans (including, but not limited to, SSE’s reimbursement of CHK for all COBRA liabilities for SSE Employees and Former SSE

Employees), 401(k) Plan and, as contemplated by Section 8.2, any termination or severance payments or benefits. All liabilities retained, assumed or indemnified against by SSE pursuant to this Agreement, and all liabilities retained, assumed or indemnified against by CHK pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Master Separation Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the SSE Group to pay or reimburse to any member of the CHK Group any benefit-related cost item that a member of the SSE Group has previously paid or reimbursed to any member of the CHK Group; and (ii) no provision of this Agreement shall require any member of the CHK Group to pay or reimburse to any member of the SSE Group any benefit-related cost item that a member of the CHK Group has previously paid or reimbursed to any member of the SSE Group.

Section 9.5 Costs of Compliance with Agreement. Except as otherwise provided in this Agreement or any other Ancillary Agreement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

Section 9.6 Fiduciary Matters. CHK and SSE each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any liabilities caused by the failure to satisfy any such responsibility.

Section 9.7 Form S-8. Before the Distribution or as soon as reasonably practicable thereafter and subject to applicable law, SSE shall prepare and file with the SEC a registration statement on Form S–8 (or another appropriate form) registering under the Securities Act of 1933 the offering of a number of shares of SSE Common Stock at a minimum equal to the number of shares subject to the Replacement SSE Options, the Replacement SSE RSUs and the Replacement SSE RSAs. SSE shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Replacement SSE Options, Replacement SSE RSUs, or Replacement SSE RSAs may remain outstanding.

Section 9.8 Entire Agreement. This Agreement, together with the documents referenced herein (including the Master Separation Agreement, the Ancillary Agreements and the plans and agreements referenced herein), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Master Separation Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

Section 9.9 Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. Except as otherwise provided in Section 8.1(a), the provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

Section 9.10 Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

Section 9.11 Remedies Cumulative. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.12 Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 9.13 Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 9.14 Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 9.15 Governing Law. To the extent not preempted by applicable federal law, this Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Oklahoma, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Section 9.16 Performance. Each of CHK and SSE shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of the CHK Group and any member of the SSE Group, respectively. The Parties each agree to take such further actions and to execute, acknowledge and deliver, or to cause to be executed, acknowledged and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 9.17 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

Section 9.18 Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Master Separation Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell’Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ Jerry L. Winchester
Name:	Jerry L. Winchester
Title:	Chief Executive Officer